Exhibit 10.27

TERM NOTE

$581,538.00	January 5, 2005

FOR VALUE RECEIVED, the undersigned UCN, INC., a Delaware corporation (the “Obligor”), promises to pay to the order of DAVID O. PETERSON, an individual (the “Obligee”), the principal sum of FIVE HUNDRED EIGHTY ONE THOUSAND FIVE HUNDRED THIRTY EIGHT AND NO/100 DOLLARS ($581,538.00).

1. Payment. All payments of principal on this Note shall be payable in lawful currency of the United States of America to the Obligee at 1551 Watership Down, Riverton, Utah 84065, in immediately available funds. All payments made to the Obligee shall be made without setoff, deduction or counterclaim. Whenever any payment to be made shall otherwise be due on a day that is not a business day, such payment shall be made on the immediately following business day. The unpaid principal amount of this Note shall be payable, without interest, as follows:

(a) A payment of $195,384.50 on January 5, 2005 and a payment of $4,745.00 on January 15, 2005;

(b) 11 monthly payments on the 15th day of each month beginning February 15, 2005 each in an amount equal to 1.6 percent of collections on Enhanced Service Revenue in the calendar month ending immediately preceding each payment date, but in no event will each such payment be less that $4,745.00 or greater than $14,044.00;

(c) 12 monthly payments on the 15th day of each month beginning January 15, 2006 each in an amount equal to 1.6 percent of collections on Enhanced Service Revenue in the calendar month ending immediately preceding each payment date, but in no event will each such payment be less that $9,360.00 or greater than $18,720.00;

(d) 12 monthly payments on the 15th day of each month beginning January 15, 2007 each in an amount equal to 1.6 percent of collections on Enhanced Service Revenue in the calendar month ending immediately preceding each payment date, but in no event will each such payment be less that $14,044.00 or greater than $23,405.00; and

(e) All remaining unpaid principal on or before January 5, 2008.

For purposes of this Note, the term “Enhance Service Revenue” means all of Obligor’s revenues from the sale or provisioning to customers of the “Enhanced Services” enumerated below, including, the long distance or voice over internet service revenue associated with delivering or providing the services to customers. “Enhanced Services” means those capabilities, ideas, methods, software, products and practices, which enhance traditional communications by providing capabilities in addition to simple two-party connectivity. Enhanced Services shall include, by way of example and not limitation, automatic contact distribution “ACD”, quality management voice recording, call routing to agents, call routing based on agent capability and proficiency, predictive dialing, power dialing, preview dialing, interactive voice response “IVR”, real-time and historical management reporting, communication application building and application building tools, IVR building tools, on-demand contact routing, any customer provisioned or defined communications service, any communications product or service that uses real-time or near real-time data (other than caller input), any communications product or service that uses any data specific to any individual, any communications product or service that uses any data or information stored on customer network or customer equipment, and call center applications, all as the preceding applies to voice communications over the telephone, email, chat, instant messaging, video, and fax; provided, however, in no event shall Enhanced Services include any personal messaging and one number services such as, conference calling, voice mail, fax-to-email, or voice-mail-to-email as those services are sold by Buyers as of October 1, 2003 and that is based on the I-Link Internet protocol network owned and operated by Obligor and based on the software licensed by Obligor from I-Link Communications, Inc. or I-Link Incorporated.

2. Default. The Term “Event of Default” shall mean any of the events set forth in this Section 2.

(a) The Obligor shall default in the payment when due of any principal of this Note and such default shall continue unremedied for a period of five days;

(b) The Obligor shall:

(i) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

(ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Obligor any of its property or make a general assignment for the benefit of creditors;

(iii) in the absence of such application, consent, or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Obligor or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

(iv) permit or suffer to exist the commencement of any bankruptcy, plan reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Obligor and, if such case or proceeding is not commenced by the Obligor, such case or proceeding shall be consented to or acquiesced in or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

(v) take any action authorizing, or in furtherance of, any of the foregoing.

(c) The pledge of collateral as security for the obligations represented by this Note under the Security and Pledge Agreement of even date herewith shall cease to be valid at any time.

(d) The Obligor shall breach any of its covenants set forth in Section 3 of the Purchase Option Agreement dated October 1, 2003, to which the Obligor and Obligee are parties, and such breach shall remain uncured 30 days following written notice of the breach is given by the Obligee to the Obligor or, if the breach is not susceptible to cure within 30 days of such notice, Obligor has failed to take action within 30 days following the written notice to cure the breach in a manner and within a time period reasonable under the circumstances.

(e) Obligor terminates the employment of Obligee under the Employment Agreement of even date herewith between the Obligor and the Obligee (the “Employment Agreement”) without cause as provided therein.

(f) If any Event of Default described in subsection (b) of Section 2 shall occur, the outstanding principal amount of this Note shall automatically be and become immediately due and payable without notice, demand, or presentment.

(g) If any Event of Default (other than any Event of Default described in subsection (b)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Obligee may, upon notice or demand declare all or any portion of the outstanding principal amount of this Note to be due and payable, whereupon the full unpaid amount of principal shall be and become immediately due and payable without further notice, demand, or presentment.

3. Costs and Expenses. The Obligor agrees to pay and reimburse the Obligee upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred by the Obligee in enforcing this Note or in connection with any restructuring or “work-out” of any obligation payable hereunder.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF UTAH.

THE OBLIGOR AND OBLIGEE HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (i) THIS NOTE; (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OBLIGEE AND OBLIGOR; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF OBLIGEE OR OBLIGOR OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH OBLIGEE OR OBLIGOR; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

The Obligor hereby waives all requirements as to diligence, presentment, demand of payment, protest and notice of any kind with respect to this Note. All amounts owing hereunder are payable by the Obligor without relief from any valuation or appraisal laws.

OBLIGOR

UCN, INC.

By:	/s/ Paul Jarman
Paul Jarman, President

OBLIGEE

/s/ David O. Peterson
David O. Peterson

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